EXHIBIT 23.1

              CONSENT OF ELLIS FOSTER CHARTERED ACCOUNTANTS

                         INDEPENDENT ACCOUNTANTS


We consent to the use of our reports dated June 26, 2003, February 11, 2003, December 16, 2002, August 7, 2002, February 6, 2002 and
September 12, 2001 with respect to the financial statements of Hemptown Clothing Inc., in the Company's SB-2 dated August 12, 2003.






Vancouver, Canada                                 [signed] "Ellis Foster"
August 12, 2003                                   Chartered Accountants